Exhibit 99.1

Natus Medical Appoints John T. Buhler as President and COO

SAN CARLOS, Calif. (February 9, 2011) – Natus Medical Incorporated (Nasdaq:BABY) today announced the appointment of John T. Buhler as President and Chief Operating Officer of the Company. Over his 28 year career, Mr. Buhler has overseen and directed rapidly growing enterprises both big and small within the medical device industry, recently as President and CEO of SenoRx, Inc. (Nasdaq:SENO) prior to its acquisition in July 2010. His experience includes senior management positions at General Electric, last serving as VP and GM of GE’s $500 million Ultrasound Performance Technologies Division covering China and Asia; President and CEO of Ultrasonix Medical Corp. in Canada; and VP of Operations for Diasonics Inc.

“I am pleased to have John join the Natus management team in the new position of President and Chief Operating Officer,” said Jim Hawkins, Chief Executive Officer of Natus. “During the past six years, our business has grown from $36 million in annual revenue to our current $250 million annual revenue run rate. By bringing in an experienced executive like John to report to me and manage our day-to-day operations, I will be better able to focus on our strategic growth opportunities and accretive acquisitions. This should better enable us to achieve our current goal of reaching $500 million of annual revenue in 2014 and further success thereafter.”

“Natus has achieved tremendous growth and success over the past six years, becoming a leading provider of healthcare products in the markets it serves and with operations on three continents,” said Buhler. “I look forward to joining this successful team and helping to drive Natus to even greater levels of profitability in the years to come.”

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatalogy, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn’s environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding the achievement of a $500 million revenue goal in 2014. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market, integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2009, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:

Natus Medical Incorporated

Steven J. Murphy

Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com